Exhibit 99.1

MANAGEMENT EMPLOYMENT AGREEMENT

THIS MANAGEMENT EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effect as of January 1, 2014 (the “Effective Date”), between SEBRING SOFTWARE, Inc. (“Sebring”), a corporation organized under the laws of Florida, with a principal office at 1400 Cattleman Road, Suite D, Sarasota, Florida 34232, and Larry Colton, (the “Employee”), a resident of Tampa, Florida (each a “Party” and collectively the “Parties”).

WITNESSETH:

WHEREAS, Sebring desires to employ Employee as Vice President of Finance of Sebring;

WHEREAS, as a result of such employment, Employee will receive and have access to confidential information (as defined herein) which might be utilized to the detriment of Sebring or its Affiliates (as defined herein) in their respective information technology businesses;

WHEREAS, the Parties have agreed to certain terms and conditions of Employee’s employment with Sebring, as set forth below.

NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenants and promises herein contained, the sufficiency of which is hereby acknowledged, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

The following definitions apply to this Agreement unless the content requires otherwise:

1.1 “Affiliate” shall mean any entity or person under control of Sebring. “Control” for this purpose shall mean the power to affect the governance or business of any person or entity.

1.2 “Board” shall mean the Board of Directors of Sebring.

1.3 “Cause” shall mean the following:

(a) A final, non-appealable conviction or a plea of guilty or nolo contendere (or similar pleading) by the Employee to any felony under applicable law resulting in imprisonment of Employee;

(b) A final, non-appealable conviction or plea of guilty or nolo contendere (or similar pleading) by the Employee to any felony or misdemeanor under applicable law involving theft, embezzlement or similar act which tends to damage the reputation of Sebring or any of its Affiliates in the community in which they do business;

(c) Dishonesty or criminal conduct against Sebring or any of its Affiliates;

(d) Intentional misconduct for the purpose of damaging the business of Sebring or any of its Affiliates; or

(e) Any material breach by the Employee of Articles 4, 5, 6, 7 or 8 of this Agreement.

(f) Any failure to give testimony under oath or otherwise cooperate with any court, governmental authority or agency relating to any investigation of Sebring or any Affiliate when so requested by Sebring.

1.4 “Confidential Information” shall mean information of Sebring or any Affiliate disclosed to or known by Employee as a consequence of Employee’s employment with Sebring or consulting assignments pursuant to this Agreement, not generally known in the information technology industry and that relates to the business, products, processes, trade secrets, copyrights, software, inventions (whether patentable or not), formulas, techniques, methods, plans, policies, customer lists, management practices, vendor lists and know-how related to the information technology business conducted by Sebring and any of the Affiliates.

1.5 “Permanent Disability” shall mean a physical or mental condition that renders Employee unable to perform the duties assigned to him hereunder for a period exceeding one year.

1.6 “Restricted Territory” shall mean any State or Territory of the United States.

ARTICLE 2

employment and duties

2.1 Position. Employee shall be employed by Sebring as Vice President of Finance and shall be assigned similar consulting duties at such of the Affiliates as determined by Sebring and the Affiliates.

2.2 Duties. Employee shall have such specific authority and responsibilities as are set forth in the description of Employee’s position in Sebring’s organizational chart as amended by Sebring from time to time and/or as described on Schedule 2.2 hereto, and shall have such additional duties regarding Sebring and/or any of its Affiliates as may be described by Sebring from time to time.

ARTICLE 3

compensation

3.1 Term of Contract. Employee will remain under contract for a period of 36 months (the “Initial Term”). After 36 months the contract will be automatically renewed annually unless terminated with 30 days written notice.

3.2 Salary. Employee shall be paid an annual salary of $140,000 (the “Salary Amount”), to be paid bi-weekly, commencing on the Effective Date. Salary will be reviewed annually after the Initial Term by Compensation Committee or such other person or committee appointed by the Board of Directors.

3.3 Expenses. Employee business expenses will be reimbursed monthly. Expenses will include direct business expenses (such as entertainment, country club privileges and so forth), cellular phone, internet, travel, meals and such other expenses incurred during normal conduct of business.

3.4 Bonus. Employee shall be entitled to such bonus as set forth in the company bonus pool. The pool shall include incentives related to values created by management such as shareholder value, revenues, profits and market penetration. Any and all participation shall be determined by the Board of Sebring or its Compensation Committee. (the “Bonus Amount”).

3.5 Benefits. Employee is entitled to receive company paid family health care coverage, disability coverage and other fringe benefits that may be provided by company. Employee is entitled to receive a company leased full size vehicle, or equal amount in monthly cash payments at the discretion of the employee not to exceed $800 plus maintenance and fuel.

3.6 Vacation. Employee shall be entitled to three weeks of paid vacation during each year of the Term hereof. A maximum of five days unused vacation may be deferred to the next succeeding year of the Term hereof.

3.7 Equity Participation. Employee shall be awarded such stock options, restricted stock, stock appreciation rights or other similar rights as determined in the sole discretion of the President and the Board (the “Equity Rights”).

ARTICLE 4

personnel rules and regulations

Employee agrees to abide by the rules and regulations for employee conduct and performance as are established from time to time by Sebring or any of the Affiliates for which Employee performs services (the “Code”). Compliance with such rules and regulations is required in addition to any requirements or covenants in this Agreement.

ARTICLE 5

conflicts of interest

5.1 Annual Conflicts Notice and Waiver Request. On or before January 15th of each year, Employee shall provide a written statement to the Chairman of the Audit Committee of the Board setting forth in detail all known actual or potential conflicts of interest or business gifts such Employee, or a member of Employee’s family, has received as of January 1st of the current year, which have not previously been reported under the Code. A waiver request should be included with respect to each conflict or potential conflict not previously disclosed and waived.

5.2 Current Disclosure. If after January 1st of any year, Employee becomes aware of other facts which may involve an actual or potential conflict of interest, Employee shall file a written statement with the Chairman of the Audit Committee of the Board within fifteen (15) days of Employee becoming aware of such facts. The statement shall set forth the details surrounding the actual or potential conflict of interest and shall include a request for a waiver of such conflict. Business gifts shall be disclosed in accordance with the applicable provision of the Code.

5.3 Disclosure Forms. The Annual Conflicts Notice and Waiver Request required to comply with this Article 5 shall be provided by Sebring. All such Annual Disclosure Statements shall be filed by Employee with the President of Sebring, who shall submit a summary report, along with the Annual Disclosure Statements, to the Chairman of the Audit Committee of the Board.

ARTICLE 6

confidential information

6.1 Non-Disclosure. Employee agrees that during the period of employment by Sebring, or any time thereafter, Employee will not in any manner, directly or indirectly, divulge, use, or disclose to any other person, party, firm, corporation or other entity Confidential Information as defined in Article 1.4 herein, except (a) as required by judicial or administrative process following ten (10) days written notice to Sebring of the legal requirement to disclose such Confidential Information; (b) after the Confidential Information has become generally known in any industry including the insurance and the information technology industry through no breach of this Agreement by Employee; or (c) with the prior written consent of Sebring.

6.2 Delivery upon Termination. Employee agrees that upon termination or cessation of employment or sooner if it is required by Sebring, Employee will forthwith deliver to Sebring any computer provided by Sebring and any and all literature, documents, data, information, order forms, memorandum, correspondence, customer and prospective customer lists, vendor or supplier lists or records and all other Confidential Information in any form or medium, including computer disks, tapes or similar property acquired or coming to the knowledge and custody of Employee in connection with Employee’s activities as an employee of Sebring.

ARTICLE 7

non-competition

7.1 Unique Services. Employee acknowledges and agrees that the services rendered to Sebring and the Affiliates are of a special, extraordinary character with a unique value to Sebring and its Affiliates, the loss of which cannot adequately be compensated by damages in an action at law.

7.2 Covenants Against Competition. In view of the unique value to Sebring and the Affiliates of the services of Employee and as a material inducement to Sebring to enter into this Agreement and to pay to Employee the compensation set forth in Article 3 herein and severance pay set forth in Article 13.3 herein, Employee covenants and agrees that during employment of Employee by Sebring, and for a period of two years after Employee ceases to be employed by Sebring for any reason (the “Covenant Period”), Employee will not, directly or indirectly, as a proprietor, partner, investor, shareholder, director, officer, employee, consultant, independent contractor, agent or in any other capacity, work for, or in any manner assist any business or enterprise which now or hereinafter is engaged within the “Restricted Territory” as defined in Article 1.7 herein, in competition with Sebring or any of its Affiliates in the information technology business.

ARTICLE 8

non-interference

8.1 Prohibited Activity. During the Covenant Period, Employee shall not without the written consent of the Board engage in any activity which would interfere with the legitimate business interests of Sebring and its Affiliates, including but not limited to the following:

(a) Employee shall not take an ownership interest in or make an investment in any person or entity which offers products or services in competition with Sebring or any of its Affiliates in the Restricted Territory, except for an investment which results in Employee owning less than five percent (5%) of a corporation listed on a national stock exchange;

(b) Employee shall not request or advise any customer, client, vendor or supplier, employee or other person or entity employed by or having any business relationships with Sebring or any of its Affiliates to cease, withdraw, curtail or cancel its business or employment with Sebring or any of its Affiliates;

(c) Employee will not solicit votes or proxies or assist any other person or entity in soliciting the votes or proxies of shareholders of Sebring;

(d) Employee will not communicate with any person acting in a governmental regulatory capacity overseeing or regulating Sebring or any of its Affiliates concerning the business of Sebring or any of the Affiliates in a manner which is untruthful or intended to damage the reputation of Sebring or any of its Affiliates;

(e) Employee will not advise or assist in any manner any person or entity seeking to acquire control of the governance of or any of the assets of Sebring or any of its Affiliates;

(f) Employee will not seek election as a member of the Board or the Board of Directors of any of its Affiliates; or

(g) Employee will not engage in any other activities which could reasonably damage the business of Sebring or any of its Affiliates.

ARTICLE 9

RECOUPMENT OF COMPENSATION AND EQUITY RIGHTS

[To be added providing recoupment in the event of illegal or fraudulent activities that result in a financial statement, restatement or other damage to Sebring.]

ARTICLE 10

reasonableness of restrictions

Employee has carefully read and considered the provisions of Articles 6, 7 and 8 and, having done so, agrees that the restrictions set forth in those Articles, including, but not limited to, the time period of restrictions, are fair and reasonable and are reasonably required for the protection of the interests of Sebring and its Affiliates. In the event that, notwithstanding the foregoing, any of the provisions of Articles 6, 7 or 8 shall be held to be invalid or unenforced, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Articles 6, 7 or 8 relating to the time period, the geographic restrictions and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period, geographic restrictions and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restrictions shall remain enforceable to the fullest extent deemed reasonable by such court.

ARTICLE 11

remedies for breach

In the event of a breach of any of the covenants in Articles 6, 7 or 8 herein, Sebring and all Affiliates shall each have the right to seek monetary damages. In the event of a breach the company must provide employee with a written explanation of the breach. There upon the employee has thirty (30) days to cure the breach prior to any action taken by the company.

ARTICLE 12

term

The Term of employment pursuant to this Agreement shall commence as of the Effective Date and continue until terminated as hereinafter provided in Article 13.

ARTICLE 13

termination

13.1 Termination by Employee. Employment under this Agreement may be terminated by Employee at any time following thirty (30) days written notice to Sebring. The employee may also resign for "good reason" if any of the events listed below occur, and be entitled to receive severance payments equal to the employee's regular salary, payable for the remainder of the "initial term", or the severance listed in 13.4, at the choice of the employee.  Employee may resign for good reason if any of the following were to occur (a) the employee is assigned duties not material to the duties of an officer of the company, (b) the employee's salary is reduced greater than 10% of the amount listed in 3.2 of this agreement,  (c) the employee's place of employment is moved to more than 25 miles from the address listed in paragraph one of this agreement, (d) a change in control of the company, defined as a change in ownership where a person or entity owns more than 50% of company shares  (e) a breach of the company in any material respect of this agreement.

13.2 Termination by Sebring. Employment under this Agreement may be terminated by Sebring:

(a) At any time for any reason upon five (5) days written notice to Employee.

(b) At any time for “Cause” as defined in Article 1.2 herein, without any further obligation to compensate Employee under Article 13.4(a), or otherwise.

13.3 Automatic Termination. Employment under this Agreement shall be terminated upon the death or Permanent Disability of Employee without any action by Sebring.

13.4 Severance Pay.

(a) If this Agreement is terminated by Sebring or by the employee for good reason “as defined in section 13.1”, or pursuant to Article 13.2(a) herein, and the provisions of subsection (b) of this Article 13.4 have been complied with by Employee, Sebring shall pay Employee an amount of cash equal to one hundred percent (100%) of Employee’s then annual salary for a period of 12 months, and the cost of maintaining twelve (12) months of COBRA health coverage. Sebring may make such payment in four (4) equal quarterly installments without interest, provided the first installment shall be made within fifteen (15) days of the end of the Revocation Period as defined in the release of claims as set forth in Schedule 13.4(b) hereto (the “Release”).

(b) In consideration for the payment of compensation to Employee by Sebring pursuant to Article 3 herein and subsection (a) of this Article 13.4, Employee shall release Sebring and its Affiliates from all claims by executing the release in the form attached hereto as Schedule 13.4(a) (the “Release”) as a condition to receipt of compensation pursuant to subsection (a) of this Article 13.4.

ARTICLE 14

miscellaneous

14.1 Assignment and Devolution. This Agreement, together with any amendments hereto, shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns, heirs, and personal representatives, except that the rights and benefits of any of the Parties under this Agreement may not be assigned without the prior written consent of the other Party.

14.2 Prior Agreements. This Agreement embodies the entire understanding of the Parties and supersedes any prior agreement of the Parties.

14.3 Amendment. This Agreement may be amended only with the agreement in writing of Employee and Sebring.

14.4 Survival of Covenants and Agreements. The covenants and agreements of Employee set forth in Article 6, Article 7, Article 8 and Article 9 or in any instrument, certificate, or other writing provided for herein shall survive the termination of employment under this Agreement.

14.5 Severability. In case any one or more provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

14.6 Governing Law. This Agreement shall be interpreted whether as to validity, capacity, performance or remedy according to the laws of the State of Florida, regardless of its choice of law provisions.

14.7 Venue. Any dispute or litigation arising out of the terms of this Agreement, or this employment, including specifically any equitable relief or relief at law sought by Sebring or any Affiliate for any breach or threatened breach by Employee of the covenants and agreements contained in Article 6, Article 7 and Article 8 herein, shall be resolved in a civil court of competent jurisdiction located in Sarasota County, Florida.

14.8 Notices. Any notice required hereunder shall be given in writing and shall be sent by certified mail, return receipt requested, to the Parties hereto at the following addresses or at such other addresses as either Party may hereafter designate in writing to the other:

If to Employee, to:	Larry Colton
6208 Imperial Key
Tampa, FL 33615

If to Sebring, to:	Sebring Software, Inc.
1400 Cattleman Road, Suite D
Sarasota, Florida 34232
Attention: Leif W. Andersen, President

14.9 Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

14.10 Effects of Waiver. No delay or omission to exercise any right, power, or remedy accruing to a Party on any breach or default of another Party under this Agreement shall impair any such right, power, or remedy of the aggrieved Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default. Any waiver, permit, consent, or approval of any kind or character on the part of a Party of any breach or default under this Agreement, or any waiver on the part of a Party of any provision or condition of this Agreement, must be in writing and be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a Party, shall be cumulative and not alternative.

IN WITNESS WHEREOF, the Parties hereto have executed or caused to be executed this Agreement on the date and year first above written.

SEBRING SOFTWARE, Inc.

By:	/s/ Leif W. Andersen
Leif W. Andersen
As Its:	President

“EMPLOYEE”

/s/ Larry Colton
Larry Colton

SCHEDULE 13.4(b)

RELEASE OF CLAIMS